Exhibit 10.1

SECOND AMENDMENT

TO

AMENDED AND RESTATED CREDIT AGREEMENT

THIS SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT is entered into as of December 21, 2011 by and between INTERMEC, INC., a Delaware corporation (“Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (Bank”).

RECITALS

Borrower and Bank are parties to that certain Amended and Restated Credit Agreement dated January 14, 2011 (as amended, the “Credit Agreement”). Borrower and Bank desire to amend the Credit Agreement in the manner set forth below. All capitalized terms used herein and not otherwise defined herein shall have the meaning attributed to them in the Credit Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and promises of the parties contained herein, Borrower, Administrative Agent and Required Lenders hereby agree as follows:

1.        Section 1.1(a).    The reference in Section 1.1(a) of the Credit Agreement to “One Hundred Million Dollars ($100,000,000)” is hereby amended to be “One Hundred Fifty Million Dollars ($150,000,000).”

2.        Section 1.2(c).    The reference in Section 1.2(c) of the Credit Agreement to “One Hundred Million Dollars ($100,000,000)” is hereby amended to be “One Hundred Fifty Million Dollars ($150,000,000).”

3.        Section 4.9.    Subsections 4.9(b) and (d) of the Credit Agreement are amended in their entirety to read as follows and the following new subsection 4.9(e) is added to the Credit Agreement:

(b)        The total of Borrower’s annual net income after taxes for fiscal year 2011, plus up to $5,750,000 of Target Acquisition Costs incurred in such year, shall not be less than $1. Borrower’s annual net income after taxes for each of fiscal year 2012 and fiscal year 2013 shall not be less than $15,000,000.

(d)        Asset Coverage Ratio not less than 1.00:1.00 as of the end of each fiscal quarter beginning with the last quarter of 2011. “Asset Coverage Ratio” means the ratio of (A) the total of the following as of the end of such fiscal quarter: (i) 80% of total net accounts receivable (domestic and foreign), (ii) 55% of domestic finished goods inventory, (iii) 30% of domestic parts and service inventory and (iv) 65% of domestic cash and cash equivalents to (B) the total outstanding principal balance of the Line of Credit plus the undrawn face amount of all Letters of Credit.

(e)        Borrower’s Total Funded Debt to EBITDA not in excess of 2.50 for each fiscal quarter, beginning with the last fiscal quarter of 2011.

4.        Exhibit A.    The following defined terms in Exhibit A are amended in their entirety to read as follows:

“Line of Credit Note” means the Replacement Revolving Line of Credit Note dated as of December 21, 2011 and executed and delivered contemporaneously with the Second Amendment to Amended and Restated Credit Agreement.

“Maturity Date” means December 31, 2014.

5.        Ratification.    Except as otherwise provided in this Second Amendment, all of the provisions of the Credit Agreement are hereby ratified and confirmed and shall remain in full force and effect.

6.        One Agreement.    The Credit Agreement, as modified by the provisions of this Second Amendment, shall be construed as one agreement.

7.        Effective Date.    This Second Amendment shall be effective as of the date first written above upon execution and delivery by the parties of this amendment and the attached Consent and Acknowledgement of Guarantors.

8.        Counterparts.    This Second Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Second Amendment by fax or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Second Amendment.

[Signature page follows]

IN WITNESS WHEREOF, this Second Amendment to Amended and Restated Credit Agreement has been duly executed as of the date first written above.

INTERMEC, INC.

By:	/s/ Frank S. McCallick

Title:	Vice President, Tax and Treasurer

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Gloria M. Nemechek

Title:	Vice President